                                                                      EXHIBIT 11

                                BIRD CORPORATION
                  COMPUTATION OF EARNINGS PER COMMON SHARE (1)
               (In thousands, except share and per share amounts)

                                                                  THREE MONTHS ENDED                   SIX MONTHS ENDED
                                                                       JUNE 30,                            JUNE 30,
                                                            --------------------------------    -------------------------------
                                                                 1997             1996              1997             1996
                                                            ---------------  ---------------    --------------   --------------
Primary earnings per share
--------------------------

     Net earnings (loss)                                       $       791      $     1,200       $       118      $      (360)
     Deduct dividend requirements:
           Preferred stock                                              (7)              (7)              (14)             (14)
           Convertible preference stock                               (377)            (377)             (754)            (754)
                                                               -----------      -----------       -----------      -----------
     Net earnings (loss) applicable to
           common stock                                        $       407      $       816       $      (650)     $    (1,128)
                                                               ===========      ===========       ===========      ===========

     Weighted average number of common
           shares outstanding (1)                                4,148,125        4,127,164         4,145,736        4,124,953
     Assuming exercise of options reduced by
           the number of shares which could have
           been purchased with the proceeds from
           exercise of such options (2)                                857           32,238                 0                0
                                                               -----------      -----------       -----------      -----------

     Weighted average number of common
           shares outstanding as adjusted                        4,148,982        4,159,402         4,145,736        4,124,953
                                                               ===========      ===========       ===========      ===========


     Primary earnings (loss) per common share                  $      0.10      $      0.20       $     (0.16)     $     (0.27)
                                                               ===========      ===========       ===========      ===========




(1)  See Note 3 of Notes to Consolidated Financial Statements.

(2) APB 15 paragraph 30 indicates computation of primary earnings per share should not give effect to common stock equivalents if their inclusion has the effect of decreasing the loss per share amount otherwise computed or is anti-dilutive.

                                BIRD CORPORATION
                  COMPUTATION OF EARNINGS PER COMMON SHARE (1)
               (In thousands, except share and per share amounts)

                                                            THREE MONTHS ENDED                  SIX MONTHS ENDED
                                                                 JUNE 30,                           JUNE 30,
                                                        -----------------------------    ------------------------------
                                                             1997             1996           1997             1996
                                                        ------------  ---------------    --------------   -------------
Fully diluted earnings per share (2)
------------------------------------

      Net earnings (loss)                                $       791      $     1,200     $       118      $      (360)
      Deduct dividend requirements of
           preferred stock                                        (7)              (7)            (14)             (14)
                                                         -----------      -----------     -----------      -----------
      Net earnings (loss) applicable to
           common stock                                          784            1,193             104      $      (374)
                                                         ===========      ===========     ===========      ===========


      Weighted average number of common
           shares outstanding (1)                          4,148,125        4,127,164       4,145,736        4,124,953
      Assuming exercise of options reduced by
           the number of shares which could have
           been purchased with the proceeds from
           exercise of such options (3)                          857           32,238          20,871                0
      Assuming conversion of convertible
           preference stock                                  731,955          731,955         731,955          731,955
                                                         -----------      -----------     -----------      -----------

      Weighted average number of common
           shares outstanding as adjusted                  4,880,937        4,891,357       4,898,562        4,856,908
                                                         ===========      ===========     ===========      ===========


      Fully diluted earnings (loss) per common share     $      0.16      $      0.24     $      0.02      $     (0.08)
                                                         ===========      ===========     ===========      ===========


(1)  See Note 3 of Notes to Consolidated Financial Statements.

(2) These calculations are submitted in accordance with Securities Exchange Act of 1934, Release No. 9083, although in certain instances, it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an anti-dilutive result.

(3) APB 15 paragraph 30 indicates computation of primary earnings per share should not give effect to common stock equivalents if their inclusion has the effect of decreasing the loss per share amount otherwise computed or is anti-dilutive.